As filed with the Securities and Exchange Commission on March 11, 2013.

Registration No. 333-181284

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0507047
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

c/o Allergan, Inc.

2525 Dupont Drive

Irvine, California 92612-1599

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

MAP Pharmaceuticals, Inc. 2007 Equity Award Plan

MAP Pharmaceuticals, Inc. Employee Stock Purchase Plan

(Full Title of the Plans)

Matthew J. Maletta

Vice President and Secretary

MAP Pharmaceuticals, Inc.

c/o Allergan, Inc.

2525 Dupont Drive

Irvine, California 92612-1599

(714) 246-4500

(Name and Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1, filed by MAP Pharmaceuticals, Inc., a Delaware corporation (the “Company”), deregisters all unsold securities registered for issuance under the Registration Statement on Form S-8, File No. 333-181284 (the “Registration Statement”).

On March 1, 2013, pursuant to the terms of the Agreement and Plan of Merger, dated as of January 22, 2013, by and among the Company, Allergan, Inc., a Delaware corporation (“Allergan”), and Groundhog Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Allergan (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Allergan (the “Merger”). In connection with the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 11th day of March, 2013.

MAP PHARMACEUTICALS, INC.

By:	/s/ Jeffrey L. Edwards
Jeffrey L. Edwards
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE

/s/ David E.I. Pyott David E.I. Pyott	President and Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2013

/s/ Jeffrey L. Edwards Jeffrey L. Edwards	Vice President and Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 11, 2013

/s/ Arnold A. Pinkston Arnold A. Pinkston	Director	March 11, 2013